Exhibit 99.1

NEWS RELEASE

Date:	November 20, 2007
FOR IMMEDIATE RELEASE

Contact:	Dave Mossberg
Beacon Street Group
817-310-0051

XETA Technologies to Report Fourth Quarter and Fiscal Year 2007 Financial Results

Broken Arrow, OK - XETA Technologies, Inc. (Nasdaq: XETA) announced today that it will release its fourth quarter and fiscal year 2007 financial results after the market closes Wednesday, November 28, 2007.

The Company will hold a conference call and simultaneous webcast on Thursday, November 29, 2007 at 11:00 a.m. EST, 10:00 a.m. CST. The call will be led by Greg Forrest, President and CEO of XETA Technologies.

The call will be available via webcast under the Investor Relations section of the company’s website, www.xeta.com. Interested parties may also access the conference call via telephone by dialing 877-407-8033. The webcast will be archived on the Company’s website for 60 days.

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About XETA Technologies

XETA is a leading provider of communication technologies with a comprehensive array of products and services available from industry leaders. The Company has earned and continues to maintain the industry’s most prestigious certifications as an Avaya Platinum Business Partner, Nortel Elite Advantage Partner, and Mitel premium PARTNER. Being able to provide solutions and service for these leading vendors is a unique value proposition for Fortune 1000 customers with multiple locations and complex networks. With a 25 year operating history and over 16,000 customers from coast to coast, XETA has maintained a commitment to extraordinary customer service. The Company’s in-house 24/7/365 call center, combined with a nationwide service footprint offers customers comprehensive maintenance programs that ensure network reliability and maximized network up-time. More information about XETA (Nasdaq:XETA) is available at www.xeta.com. Click on the following link to join our e-mail alert list http://www.b2i.us/irpass.asp?BzID=1585&to=ea&s=0